SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 27, 2004
(Amending report originally dated November 12, 2003
and amended January 12, 2004)

GUILFORD PHARMACEUTICALS INC.

(Exact name of registrant as specified in its
charter)

Delaware	0-23736	52-1841960

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

6611 Tributary Street
Baltimore, Maryland	21224

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 631-6300

(Former name or former address, if changed since last report)

Exhibit Index is on page 10.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     On November 12, 2003, the Company filed a current report on Form 8-K (the “Original Report”) regarding its October 28, 2003, acquisition of the rights to AGGRASTAT® Injection (“AGGRASTAT®”), from Merck and Co., Inc., in the United States and its territories and possessions which include Puerto Rico, the U.S. Virgin Islands and Guam. On January 12, 2004, the Company filed a report on Form 8-K/A (the “First Amendment”) to amend and supplement Item 7 of the Original Report to include certain financial information required by Items 7(a) and (b) of Form 8-K. The Company is filing this report amending Item 7(b) of Form 8-K/A to eliminate the liability for the net present value of royalties owed to Merck and Co., Inc. on future sales of AGGRASTAT® and associated interest expense contained in the pro forma financial information.

(b)	Pro forma financial information, as amended

Unaudited Pro Forma Condensed Balance Sheet as of September 30, 2003 of Guilford Pharmaceuticals Inc.

Unaudited Pro Forma Condensed Statement of Operations for the Nine Months Ended September 30, 2003 of Guilford Pharmaceuticals Inc.

Unaudited Pro Forma Condensed Statement of Operations for the Year Ended December 31, 2002 of Guilford Pharmaceuticals Inc.

(c)	Exhibits

23.01 Consent of Eisner LLP

GUILFORD PHARMACEUTICALS INC.
AND SUBSIDIARIES

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     The following unaudited pro forma condensed statements of operations for the nine months ended September 30, 2003 and for the year ended December 31, 2002, give the effect to the acquisition of AGGRASTAT® Injection (“AGGRASTAT®”) product rights as if such acquisition had occurred at the beginning of the respective periods. The following unaudited pro forma condensed balance sheet as of September 30, 2003, gives effect to the AGGRASTAT® product rights acquisition as if it had occurred on September 30, 2003.

     The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the acquisition using the purchase method of accounting. The pro forma statement of operations excludes material non-recurring charges of $8.1 million related to acquired in-process research and development. The pro forma financial information is not necessarily indicative of the operating results or financial position that would have been achieved had the acquisition been consummated on the dates indicated and should not be construed as representative of future operating results or financial position. Specifically, Guilford Pharmaceuticals Inc. (“the Company”) expects to incur additional selling expenses related to its promotional efforts for the acquisition on an ongoing basis, in addition to up-front costs expected to be incurred related to the initial launch of this product. The purchase price was allocated to intangible assets acquired based on their respective fair values as determined in a valuation study performed by a third party and management’s evaluation of the assets and liabilities. The purchase price allocation among the intangible assets acquired and the assignment of lives of these intangible assets are subject to change based upon further evaluation.

     The unaudited pro forma condensed financial statements should be read in conjunction with the Company’s Consolidated Financial Statements and related Notes thereto, Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and the Quarterly Report on form 10-Q for the quarter ended September 30, 2003.

GUILFORD PHARMACEUTICALS INC.
AND SUBSIDIARIES

Unaudited Pro Forma Condensed Balance Sheet
As of September 30, 2003
(in thousands)

	Guilford	Pro Forma
	Pharmaceuticals Inc.	Adjustments		Pro Forma

ASSETS

Current assets:
Cash, cash equivalents and investments, net	$110,834	$(45,990	) (a)	$64,844
Accounts receivable, net	771	—		771
Inventories, net	2,166	—		2,166
Prepaid expenses and other current assets	2,154	—		2,154

Total current assets	115,925	(45,990)		69,935
Investments – restricted	22,021	—		22,021
Property and equipment, net	23,216	—		23,216
Intangible assets and other assets, net	10,514	79,896	(b)	90,410

	$171,676	$33,906		$205,582

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,947	$—		$4,947
Current portion of long-term debt	3,651	—		3,651
Accrued expenses and other current liabilities	8,081	—		8,081

Total current liabilities	16,679	—		16,679
Long-term debt, net of current portion	89,352	—		89,352
Other liabilities	1,386	—		1,386
Revenue interest obligation	—	40,774	(c)	40,774

Total liabilities	107,417	40,774		148,191

Stockholders’ equity	64,259	(6,868	) (d)	57,391

	$171,676	$33,906		$205,582

The accompanying notes are an integral part of this unaudited pro forma condensed balance sheet.

GUILFORD PHARMACEUTICALS INC.
AND SUBSIDIARIES

Unaudited Pro Forma Condensed Statement of Operations
For the Nine Months Ended September 30, 2003
(in thousands, except per share data)

	Guilford	Aggrastat	Pro Forma
	Pharmaceuticals Inc.	Product Line	Adjustments		Pro Forma

Revenues:
Net product sales	$13,708	$18,392	—		$32,100
Revenues from license fees and milestones	5,777	—	—		5,777

Total revenues	19,485	18,392	—		37,877
Costs and Expenses:
Cost of sales	2,899	857	—		3,756
Research and development	24,253	—	—		24,253
Selling, general and administrative	22,250	142	—		22,392
Intangible amortization	630	—	4,509	(e)	5,139

Total costs and expenses	50,032	999	4,509		55,540

Operating income (loss)	(30,547)	17,393	(4,509)		(17,663)
Other income (expense):
Investment income	2,361	—	—		2,361
Revenue interest expense	—	—	(7,126	)(f)	(7,126)
Interest expense	(1,643)	—	—		(1,643)

Net income (loss)	$(29,829)	$17,393	$(11,635)		$(24,071)

Basic and diluted loss per common share:	$(1.01)	—	—		$(0.81)

Weighted-average shares outstanding to compute basic and diluted loss per share	29,541	—	—	(g)	29,541

The above unaudited pro forma condensed statement of operations excludes the impact of non-recurring charges of $8.1 million for Acquired in-process research and development.

The accompanying notes are an integral part of this unaudited pro forma condensed statement of operations.

GUILFORD PHARMACEUTICALS INC.
AND SUBSIDIARIES

Unaudited Pro Forma Condensed Statement of Operations
For the Year Ended December 31, 2002
(in thousands, except per share data)

	Guilford	Aggrastat	Pro Forma
	Pharmaceuticals Inc.	Product Line	Adjustments			Pro Forma

Revenues:
Net product sales	$14,538	$54,764	$—			$69,302
Revenues from license fees and milestones	127	—	—			127

Total revenues	14,665	54,764	—			69,429
Costs and Expenses:
Cost of sales	2,836	2,133	—			4,969
Research and development	46,103	—	—			46,103
Selling, general and administrative	29,005	16,636	—			45,641
Intangible amortization	840	—	6,012	(e	)	6,852

Total costs and expenses	78,784	18,769	6,012			103,565

Operating income (loss)	(64,119)	35,995	(6,012)			(34,136)
Other income (expense):
Investment income	5,350	—	—			5,350
Revenue interest expense	—	—	(9,501)	(f	)	(9,501)
Interest expense	(501)	—	—			(501)

Net income (loss)	$(59,270)	$35,995	$(15,513)			$(38,788)

Basic and diluted loss per common share:	$(1.99)	—	—			$(1.30)

Weighted-average shares outstanding to compute basic and diluted loss per share	29,805	—	—	(g	)	29,805

The above unaudited pro forma condensed statement of operations excludes the impact of non-recurring charges of $8.1 million for Acquired in-process research and development.

The accompanying notes are an integral part of this unaudited pro forma condensed statement of operations.

GUILFORD PHARMACEUTICALS INC.
AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Balance Sheet and Statements of Operations

Following is a summary of the purchase price in millions:

Cash consideration, including $42.0 million received from a revenue interest financing arrangement entered into with Paul Royalty Fund, L.P.
and certain of its affiliated entities, collectively known as “PRF”	$84.0
Estimated transaction fees	2.2

$86.2

The allocation of the purchase price of the AGGRASTAT® Injection (“AGGRASTAT®”) acquisition is as follows:

Intangible assets	$78.1
Acquired in-process research and development	8.1

$86.2

     At the date of acquisition, the development of AGGRASTAT® for use in Percutaneous Coronary Intervention (“PCI”) was not complete, had not reached technological feasibility and had no known alternative future uses. Consequently, there is considerable uncertainty as to the technological feasibility of the product for this indication at the date of acquisition. The Company does not foresee any alternative future benefit from the acquired research and development other than specifically related to the PCI indication under development. Significant technological and regulatory approval risk are associated with the development of the product for a PCI indication. Achieving such an indication will require significant amounts of future time, effort, and substantial development costs, which will be incurred by the Company. The efforts required to develop the acquired research and development into commercially viable products include the completion of the clinical-trial testing, regulatory approval and commercialization. The principal risks relating to achieving the indication under development are the outcomes of clinical studies and regulatory filings. Since pharmaceutical products cannot be marketed without regulatory approvals, the Company will not receive any benefits unless regulatory approval is obtained. Accordingly, the portion of the purchase price related to these products under development was allocated to acquired in-process research and development and was expensed at the date of acquisition.

(a)	Represents Guilford’s use of $42.0 million cash to finance the acquisition of the AGGRASTAT® product rights as well as approximately $4.0 million of costs related to the PRF financing of approximately $1.8 million and acquisition costs of $2.2 million noted above.

(b)	Represents the intangible assets acquired as part of the AGGRASTAT® acquisition ($78.1 million) plus deferred financing costs associated with the PRF revenue interest obligation ($1.8 million).

(c)	Represents the revenue interest sold to PRF ($42.0 million) net of the value allocated to the five year warrants to purchase 300,000 shares of the Company’s common stock at $9.15 per share. The allocation was determined based upon the relative fair values of the two financial instruments at the time of issuance. While the Company has minimum payments within one year of the balance sheet presented, the accretion of interest will exceed such payments and the revenue interest will increase during the earlier years of the relationship.

GUILFORD PHARMACEUTICALS INC.
AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Balance Sheet and Statements of Operations

(d)	Represents the write-off of acquired in-process research and development ($8.1 million) net of the allocated value assigned to the warrants ($1.2 million) included as part of the PRF revenue interest obligation transaction.

(e)	Represents the amortization of intangible assets acquired in connection with the acquisition based on the preliminary purchase price allocation over their estimated useful lives.

			For the nine months ended	For the year ended
	Fair Value of		September 30, 2003	December 31, 2002
Intangible	Intangibles	Estimated Life	Amortization	Amortization

		(in years)	(dollars in millions)
Patents (1)	$53.4	13	$3.1	$4.1
Trademarks (2)	9.7	13	0.6	0.8
Customer contracts and related relationships (2)	14.7	13	0.8	1.1
Other	0.3	11	0.0	0.0

Total	$78.1		$4.5	$6.0

(1)	Certain core formulation patents that cover the product expire in 2016.

(2)	The expected lives of the intangible assets relate to the lives of the patents, and therefore have a consistent estimated life.

(f)	Represents effective interest expense related to the PRF revenue interest obligation and amortization of deferred financing costs associated with the acquisition.

(g)	The transaction was financed by cash, the long-term revenue interest obligation and associated warrants. As no common stock was issued and the Company has a pro forma loss, there is no pro forma impact on the weighted average shares outstanding or loss per share.

Certain prior year amounts of Guilford Pharmaceuticals Inc. have been reclassified to conform with the current year presentation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUILFORD PHARMACEUTICALS INC.

Dated:	February 27, 2004	By:	/s/ Andrew R. Jordan

Andrew R. Jordan Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description

23.01	Consent of Eisner LLP